UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2005

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Tenth Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 13, 2005, Microtune, Inc. (the “Company”) and International Business Machines Corporation (“IBM”) entered into a certain Amendment No. 1 (the “Amendment”) to a Custom Sales Agreement (the “IBM Agreement”) which extended the term of the IBM Agreement to December 31, 2006. The IBM Agreement governs the provision of semiconductor manufacturing services by IBM to Microtune on a purchase-order basis. IBM has no obligation to supply products to the Company for any specific period or in any specific quantity, except as set forth in a particular purchase order.

On January 20, 2005, the Company entered into its standard indemnification agreement (the “Indemnification Agreement”) with Justin M. Chapman, its Vice President of Accounting and principal financial and accounting officer. The Indemnification Agreement provides terms and conditions for the indemnification of Mr. Chapman by the Company for liabilities arising out of his position as an executive officer of the Company.

On January 20, 2005, the Company entered into its standard change of control agreement (the “Change of Control Agreement”) with Phillip D. Peterson, its General Counsel. For a discussion of the terms and conditions of the Company’s standard form of change of control agreement, please see the Company’s Proxy Statement on Schedule 14A, filed March 26, 2004, or Item 5.02 of the Company’s Current Report on Form 8-K, filed November 29, 2004, each of which are incorporated by reference herein.

The Company plans to file the Amendment, the IBM Agreement, the Indemnification Agreement and the Change of Control Agreement as exhibits to its upcoming annual report on Form 10-K for the year ended December 31, 2004.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

Date: January 20, 2005	By:	/s/ James A. Fontaine
James A. Fontaine
Chief Executive Officer